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EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pharmacopeia Drug Discovery, Inc. pertaining to the 2004 Stock Incentive Plan and Employee Stock Purchase Plan, of our report dated January 31, 2004, with respect to the consolidated financial statements of Pharmacopeia Drug Discovery, Inc. included in the Registration Statement on Form 10, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP
San Diego, California April 29, 2004

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EXHIBIT 23.1 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS